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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of Beazer Homes USA, Inc. on Form S-3/S-8 of our report dated November 1, 2000 incorporated by reference in the Annual Report on Form 10-K of Beazer Homes USA, Inc. for the year ended September 30, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
September 14, 2001

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EXHIBIT 23.1